Exhibit 99.1

For Immediate Release

Contact:	Patrick A. Reynolds
Director of Investor Relations
(706) 649-4973

Synovus Reports Earnings for Third Quarter of 2013

Net Income Available to Common Shareholders Increases by 21%

Columbus, Ga., October 22, 2013 – Synovus Financial Corp. (NYSE: SNV) today reported financial results for the quarter ended September 30, 2013.

Third Quarter Results

—	Net income available to common shareholders increased to $37.2 million for the third quarter of 2013, a 21% increase compared to $30.7 million for the second quarter of 2013, and $16.0 million for the third quarter of 2012. Diluted net income per common share for the third quarter of 2013 was $0.04 compared to $0.03 for the second quarter of 2013 and $0.02 for the third quarter of 2012.
¡	The third quarter of 2013 results included income tax expense of $27.8 million compared to $27.4 million in the second quarter of 2013 and a tax benefit of $211 thousand in the third quarter of 2012.
—	Credit costs declined to $22.4 million for the third quarter of 2013, compared to $24.0 million for the second quarter of 2013 and $85.6 million for the third quarter of 2012.
—	Total loans grew $103.3 million sequentially or 2.1% annualized.

“We were pleased with the continued growth in profitability during the third quarter, with a 21% increase in net income available to common shareholders compared to last quarter. This upward trend signals one of the many and immediate benefits of our company’s July 26th exit from the Troubled Asset Relief Program (TARP),” said Kessel D. Stelling, Chairman and CEO of Synovus. “Third quarter results also included other encouraging signs, including growth in loans and deposits, stability in the net interest margin, and continued positive credit trends.”

Core Performance

Pre-tax, pre-credit costs income was $95.4 million for the third quarter of 2013, down $2.6 million from $98.0 million for the second quarter of 2013.

—	Net interest income was $204.0 million for the third quarter of 2013, up $1.9 million from $202.1 million in the previous quarter.
—	The net interest margin increased to 3.40%, up one basis point from the second quarter of 2013, with the yield on earning assets up one basis point and the effective cost of funds unchanged.

—	Total non-interest income was $63.6 million for the third quarter of 2013, down $1.5 million, compared to $65.1 million for the second quarter of 2013, due primarily to a decline in mortgage banking income of $2.0 million.
—	Adjusted non-interest expense (excludes Visa indemnification charges, restructuring charges and other credit costs) was $171.0 million, up $3.3 million from $167.8 million for the second quarter of 2013, due primarily to a $3.3 million increase in employment expenses (merit increases and one additional pay day) and elevated professional fees.

Balance Sheet Fundamentals

—	Total reported loans ended the quarter at $19.71 billion, a $103.3 million increase from the second quarter of 2013.
¡	Commercial and industrial loans grew by $18.1 million from the second quarter of 2013, or 0.7% annualized.
¡	Retail loans grew by $83.3 million from the second quarter of 2013, or 9.5% annualized.
¡	Commercial real estate loans grew by $3.2 million from the second quarter of 2013.
—	Total deposits ended the quarter at $20.97 billion, up $263.2 million from the previous quarter due primarily to increases in non-interest bearing demand deposits and time deposits.
—	Core deposits ended the quarter at $19.70 billion, up $326.0 million compared to the second quarter of 2013. Core deposits, excluding time deposits, increased $133.5 million compared to the previous quarter.

Credit Quality

  All key credit quality metrics continued to improve.

—	Total credit costs were $22.4 million in the third quarter of 2013, down from $24.0 million in the second quarter of 2013 and $85.6 million in the third quarter of 2012.
—	Net charge-offs were $23.0 million in the third quarter of 2013, down from $30.0 million in the second quarter of 2013 and $96.5 million in the third quarter of 2012. The annualized net charge-off ratio was 0.47% in the third quarter, down from 0.61% in the previous quarter and 1.97% in the third quarter of 2012.
—	Non-performing loan inflows were $47.4 million in the third quarter of 2013, down from $66.9 million in the second quarter of 2013 and $114.8 million in the third quarter of 2012.
—	Non-performing loans, excluding loans held for sale, were $450.9 million at September 30, 2013, down $32.6 million from the previous quarter, and down $249.3 million or 35.6% from the third quarter of 2012. The non-performing loan ratio was 2.29% at September 30, 2013, down from 2.47% at the end of the previous quarter and 3.55% at September 30, 2012.
—	Total non-performing assets were $586.9 million at September 30, 2013, down $48.3 million from the previous quarter, and down $312.5 million or 34.7% from the third quarter of 2012. The non-performing asset ratio was 2.96% at September 30, 2013, compared to 3.21% at the end of the previous quarter and 4.51% at September 30, 2012.

—	Total delinquencies (consisting of loans 30 or more days past due and still accruing) declined to 0.40% of total loans at September 30, 2013, compared to 0.41% at June 30, 2013, and 0.55% at September 30, 2012. Total loans past due 90 days or more and still accruing remained low at 0.02% at September 30, 2013, compared to 0.02% at June 30, 2013, and 0.05% at September 30, 2012.
—	Distressed asset sales were approximately $56 million during the third quarter, compared to approximately $67 million in the second quarter of 2013, and approximately $110 million in the third quarter of 2012.

Capital Ratios

The September 30, 2013 capital ratios reflect the common and preferred stock offerings ($300 million in net proceeds) completed during the third quarter in connection with the July 2013 $968 million TARP redemption.

—	Tier 1 Common Equity ratio was 9.93% at September 30, 2013, compared to 8.97% at June 30, 2013.
—	Tier 1 Capital ratio was 10.55% at September 30, 2013, compared to 13.49% at June 30, 2013.
—	Total Risk Based Capital ratio was 13.04% at September 30, 2013, compared to 15.99% at June 30, 2013.
—	Tier 1 Leverage ratio was 8.96% at September 30, 2013, compared to 11.33% at June 30, 2013.
—	Tangible Common Equity ratio was 10.61% at September 30, 2013, compared to 9.71% at June 30, 2013.

“We will recognize later this month our 125th anniversary as a banking organization, and I want to thank our team members and our customers for their dedication and loyalty to our company. While we celebrate our rich past, we are also looking ahead to a bright future.

“Our post-TARP redemption capital position is strong, and our company is well-positioned in growing markets throughout the southeast. According to recently released FDIC data, we again retained top five market share in markets that represent approximately 80% of our core deposit franchise. We continue to invest in high-opportunity markets and business lines where we can leverage our proven, relationship-based delivery model to build long-term customer relationships,” Stelling concluded.

Synovus will host an earnings highlights conference call at 8:30 a.m. EDT on October 22, 2013. The earnings call will be accompanied by a slide presentation. Shareholders and other interested parties can access the slide presentation and listen to the conference call via simultaneous Internet broadcast at www.synovus.com by clicking on the “Live Webcast” icon. RealPlayer or Windows Media Player can be downloaded prior to accessing the actual call or the replay. The replay will be archived for 12 months and will be available 30-45 minutes after the call.

About Synovus

Synovus Financial Corp. is a financial services company with approximately $26 billion in assets based in Columbus, Georgia. Synovus Financial Corp. provides commercial and retail banking, investment and mortgage services to customers in Georgia, Alabama, South Carolina, Florida and Tennessee. See Synovus Financial Corp. on the web at www.synovus.com.

Forward-Looking Statements

This press release and certain of our other filings with the Securities and Exchange Commission contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. You can identify these forward-looking statements through Synovus’ use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the outlook for Synovus’ future business and financial performance and/or the performance of the commercial banking industry and economy in general. These forward-looking statements include, among others, our expectations on credit trends and key credit metrics; expectations regarding deposits, loan growth and the net interest margin; expectations on our growth strategy and future profitability; and the assumptions underlying our expectations. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties which may cause the actual results, performance or achievements of Synovus to be materially different from the future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are based on the information known to, and current beliefs and expectations of, Synovus’ management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this report. Many of these factors are beyond Synovus’ ability to control or predict.

These forward-looking statements are based upon information presently known to Synovus’ management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in Synovus’ filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2012 under the captions “Cautionary Notice Regarding Forward-Looking Statements” and “Risk Factors” and in Synovus’ quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Use of Non-GAAP Financial Measures

The measures entitled pre-tax, pre-credit costs income, adjusted non-interest expense, core deposits, core deposits excluding time deposits, Tier 1 common equity ratio, and tangible common equity to tangible assets ratio are not measures recognized under U.S. generally accepted accounting principles (GAAP) and therefore are considered non-GAAP financial measures. The most comparable GAAP measures are income (loss) before income taxes, total non-interest expense, total deposits, Tier 1 capital to risk-weighted assets ratio, and total shareholders’ equity to total assets ratio, respectively.

Synovus believes that these non-GAAP financial measures provide meaningful additional information about Synovus to assist management and investors in evaluating Synovus’ capital strength and the performance of its core business. These non-GAAP financial measures should not be considered as substitutes for income (loss) before income taxes, or total non-interest expense, total deposits, Tier 1 capital to risk-weighted assets ratio, and total shareholders’ equity to total assets ratio determined in accordance with GAAP and may not be comparable to other similarly titled measures at other companies.

The computations of pre-tax, pre-credit costs income, adjusted non-interest expense, core deposits, core deposits excluding time deposits, Tier 1 common equity ratio, and tangible common equity to tangible assets ratio, the reconciliation of these measures to income (loss) before income taxes, total non-interest expense, total deposits, Tier 1 capital to risk-weighted assets ratio, and total shareholders’ equity to total assets ratio are set forth in the tables below.

Reconciliation of Non-GAAP Financial Measures
(dollars in thousands)	3Q13	2Q13	1Q13	4Q12	3Q12
Pre-tax, Pre-credit Costs Income
Income (loss) before income taxes	$ 73,459	72,906	46,553	(72,299)	30,514
Add: Provision for losses on loans	6,761	13,077	35,696	146,526	63,572
Add: Other credit costs(1)	15,603	10,887	13,595	39,236	22,046
Add: Restructuring charges	687	1,758	4,850	1,969	1,192
Subtract: Investment securities gains, net.	(1,124)	(1,403)	(45)	(8,233)	(6,656)
Add: Visa indemnification charges	-	764	37	757	833
Pre-tax, pre-credit costs income	$ 95,386	97,989	100,686	107,956	111,501

Adjusted Non-interest Expense
Total non-interest expense	$ 187,328	181,186	182,286	213,346	191,492
Subtract: Other credit costs(1)	(15,603)	(10,887)	(13,595)	(39,236)	(22,046)
Subtract: Restructuring charges	(687)	(1,758)	(4,850)	(1,969)	(1,192)
Subtract: Visa indemnification charges	-	(764)	(37)	(757)	(833)
Adjusted non-interest expense	$ 171,038	167,777	163,804	171,384	167,421

Core deposits
Core deposits excluding time deposits
Total deposits	$ 20,973,856	20,710,703	20,561,193	21,057,044	20,846,830
Subtract: Brokered deposits	(1,275,200)	(1,338,064)	(1,332,632)	(1,092,749)	(919,959)
Core deposits	19,698,656	19,372,639	19,228,561	19,964,295	19,926,871
Subtract: Time deposits	(3,569,752)	(3,377,215)	(3,482,196)	(3,583,304)	(3,771,117)
Core deposits excluding time deposits	$ 16,128,904	15,995,424	15,746,365	16,380,991	16,155,754

Tier 1 Common Equity Ratio
Total shareholders’ equity	$ 2,931,860	3,568,204	3,578,106	3,569,431	2,875,700

Add/subtract: Accumulated other comprehensive loss (income)	29,514	33,060	(2,787)	(4,101)	(16,156)
Subtract: Goodwill	(24,431)	(24,431)	(24,431)	(24,431)	(24,431)
Subtract: Other intangible assets, net	(3,783)	(4,156)	(4,583)	(5,149)	(5,895)
Subtract: Disallowed deferred tax asset	(647,828)	(674,996)	(687,007)	(710,488)	-
Other items	7,425	7,304	7,191	6,982	6,732
Tier 1 capital	2,292,757	2,904,985	2,866,489	2,832,244	2,835,950
Subtract: Qualifying trust preferred securities	(10,000)	(10,000)	(10,000)	(10,000)	(10,000)
Subtract: Series C Preferred Stock, no par value	(125,400)	-	-	-	-
Subtract: Series A Preferred Stock, no par value	-	(962,725)	(960,005)	(957,327)	(954,690)
Tier 1 common equity	2,157,357	1,932,260	1,896,484	1,864,917	1,871,260
Risk-weighted assets	21,736,116(2)	21,542,287	21,235,129	21,387,935	21,443,178
Tier 1 common equity ratio	9.93%(2)	8.97	8.93	8.72	8.73

Tangible common equity to tangible assets ratio
Total assets	$ 26,218,360	26,563,174	26,212,879	26,760,012	25,764,644
Subtract: Goodwill	(24,431)	(24,431)	(24,431)	(24,431)	(24,431)
Subtract: Other intangible assets, net	(3,783)	(4,156)	(4,583)	(5,149)	(5,895)
Tangible assets	$ 26,190,146	26,534,587	26,183,865	26,730,432	25,734,318

Total shareholders’ equity	$ 2,931,860	3,568,204	3,578,106	3,569,431	2,875,700
Subtract: Goodwill	(24,431)	(24,431)	(24,431)	(24,431)	(24,431)
Subtract: Other intangible assets, net	(3,783)	(4,156)	(4,583)	(5,149)	(5,895)
Subtract: Series C Preferred Stock, no par value	(125,400)	-	-	-	-

Subtract: Series A Preferred Stock, no par value	-	(962,725)	(960,005)	(957,327)	(954,690)
Tangible common equity	$ 2,778,246	2,576,892	2,589,087	2,582,524	1,890,684
Total shareholders’ equity to total assets ratio	11.18%	13.43	13.65	13.34	11.16
Tangible common equity to tangible assets ratio	10.61%	9.71	9.89	9.66	7.35
(1) Other credit costs consist primarily of foreclosed real estate expense, net (2) Preliminary

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